Exhibit 10.1

SECOND AMENDMENT

This Second Amendment (“Amendment”) dated as of November 5, 2015 is by and among Hi-Crush Partners LP, a Delaware limited partnership (the “Borrower”), the Lenders party hereto, and Amegy Bank National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”), and Amegy Bank National Association, as Administrative Agent, as issuing lender, and as swing line lender, are parties to the Amended and Restated Credit Agreement dated as of April 28, 2014, as amended by Consent, Waiver and First Amendment dated as of October 21, 2014 (as amended, the “Credit Agreement”);
WHEREAS, the parties hereto have agreed to make certain amendments to the Credit Agreement as provided for herein, subject to the conditions herein; and
NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
Section 1.Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement, as amended by this Amendment.
Section 1.    Amendments to the Credit Agreement.
(a)    Section 1.1 of the Credit Agreement is hereby amended to include the following new defined terms in their appropriate alphabetical order:
“Account Debtor” shall mean an account debtor as defined in the Uniform Commercial Code, as in effect in the State of Texas.
“Asset Coverage Ratio” means, at any time, the ratio of (a) the sum of, without duplication, (i) the net book value of Fixed Assets as of the then most recently ended calendar month plus (ii) Eligible Receivables as of the close of the immediately preceding Business Day plus (iii) Eligible Inventory as of the then most recently ended calendar month to (b) Funded Debt at such time.
“Asset Coverage Ratio Certificate” means a certificate executed by a Responsible Officer of the Borrower as required by this Agreement in substantially the same form as Exhibit I.
“Distributable Cash Flow” means (a) EBITDA, minus (b) cash Interest Expense for such period, minus (c) scheduled principal amortization payments in respect of the Term B Debt during such period, minus (d) income attributable to the ownership of non-controlling Equity Interests in any corporation, limited liability company, partnership, association or other entity which are not owned by a Credit Party, minus (e) income attributable to maintenance capital expenditures and replacement capital expenditures, including accrual for reserve replacement costs, plus (f) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of Equity Interests to employees of the Borrower or any of its Subsidiaries pursuant to a written plan or agreement.
“Eligible Inventory” means at any time Inventory consisting of excavated sand, including work in progress, processed sand, and capital spare parts then owned by, and in the possession or under the control of, any Credit Party, and in which the Administrative Agent has an Acceptable Security Interests but specifically excluding Inventory which meets any of the following conditions or descriptions:
(a)    Inventory with respect to which a claim exists disputing applicable Credit Party’s title to or right to possession;
(b)    obsolete or slow moving Inventory;
(c)    returned, rejected, spoiled or damaged Inventory;
(d)    Inventory that the Administrative Agent has reasonably been determined to be unmarketable;
(e)    Inventory that has been shipped or delivered to a customer on consignment, on a sale or return basis, or on the basis of any similar understanding;
(f)    Inventory which is in transit;
(g)    Inventory held for lease;
(h)    Inventory which is located on premises owned or operated by the customer that is to purchase such Inventory or which is located on premises leased by a Credit Party that is not subject to a landlord lien waiver or subordination reasonably acceptable to the Administrative Agent;
(i)    Inventory that is not in good condition or does not comply with any Legal Requirement or the standards imposed by any Governmental Authority with respect to its manufacture, use, or sale;
(j)    Inventory that is bill and hold goods or deferred shipment;
(k)    Inventory evidenced by any negotiable or non-negotiable document of title;

(l)    Inventory produced in violation of the Fair Labor Standards Act or that is subject to the “hot goods” provisions contained in Title 29 U.S.C. §215;
(m)    Inventory that is subject to any agreement which would, in any material respect, restrict Administrative Agent’s ability to sell or otherwise dispose of such Inventory;
(n)    Inventory that is located in a jurisdiction outside the United States or in any territory or possession of the United States that has not adopted Article 9 of the Uniform Commercial Code;
(o)    Inventory that is subject to any third party’s rights (including Permitted Liens) which would be superior to the lien and rights of Administrative Agent created under the Credit Documents; and
(p)    Inventory that is subject to any Lien described on Schedule 6.2.
Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory until such time as the foregoing requirements are met with respect to such Inventory.
“Eligible Receivables” means, as to the Borrower and the other Credit Parties, on a consolidated basis and without duplication, all Receivables of such Person, in each case reflected on its books in accordance with GAAP which conform to the representations and warranties in Article IV hereof and in the Security Documents to the extent such provisions are applicable to the Receivables, and each of which meets all of the following criteria on the date of any determination:
(a)    such Credit Party has good and marketable title to such Receivable,
(b)    such Receivable has been billed substantially in accordance with billing practices of such Credit Party in effect on the Effective Date and such Receivable is not unpaid for more than 90 days from the date of the invoice;
(c)    such Receivable was created in the ordinary course of business of any Credit Party from the performance by such Credit Party of services which have been fully and satisfactorily performed (and not a progress billing or contingent upon any further performance), or from the absolute sale on open account (and not on consignment, on approval or on a “sale or return” basis) by such Credit Party of goods (i) in which such Credit Party had sole and complete ownership and (ii) which have been shipped or delivered to the Account Debtor, evidencing which such Credit Party has possession of shipping or delivery receipts;

(d)    such Receivable represents a legal, valid and binding payment obligation of the Account Debtor thereof enforceable in accordance with its terms and arises from an enforceable contract;
(e)    such Receivable is owed by an Account Debtor that the Credit Parties deem to be creditworthy and is not owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, federal or foreign bankruptcy laws, (iv) has admitted in writing its inability to, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;
(f)    the Account Debtor on such Receivable is not a Credit Party, an Affiliate of a Credit Party, nor a director, officer or employee of a Credit Party or of an Affiliate of Credit Party;
(g)    such Receivable is evidenced by an invoice and not by any chattel paper, promissory note or other instrument;
(h)    such Receivable is not due from an Account Debtor that has at any time more than 20% of its aggregate Receivables owed to any Credit Party more than 90 days past the invoice date;
(i)    such Receivable, together with all other Receivables due from the same Account Debtor (other than any Investment Grade Account Debtor), does not comprise more than 20% of the aggregate Eligible Receivables (provided, however, that the amount of any such Receivable excluded pursuant to this clause (i) shall only be the amount in excess of 20%);
(j)    if due from any Investment Grade Account Debtor, such Receivable, together with all other Receivables due from such Investment Grade Account Debtor, does not comprise more than 50% of the aggregate Eligible Receivables; provided however, that (i) the amount of any such Receivable excluded pursuant to this clause (j) shall only be the amount in excess of 50%, as applicable, and (ii) if, at any time on or after the Effective Date, any Investment Grade Account Debtor’s long term or corporate credit rating is downgraded by either S&P or Moody’s to a level lower than BBB-/Baa3, respectively, or either of such rating agencies ceases to provide a long term or corporate credit rating for such Investment Grade Account Debtor, then the preceding limit shall be reduced to 20% as to such Investment Grade Account Debtor;
(k)    such Receivable is not subject to any set-off, counterclaim, defense, allowance or adjustment and there has been no dispute, objection or complaint by the Account Debtor concerning its liability for such Receivable or a claim for any such set-off, counterclaim, defense, allowance or adjustment by the Account Debtor thereof (provided, however, that the amount of any such Receivable excluded pursuant to this clause (k) shall only be only the amount of such set-off, counterclaim, allowance or adjustment or claimed set-off, counterclaim, allowance or adjustment);
(l)    such Receivable is owed in Dollars and is due from an Account Debtor that is organized under the laws of the U.S. or any state of the U.S.;
(m)    such Receivable is not due from the United States government, or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Receivable has been complied with to the Administrative Agent’s satisfaction;
(n)    such Receivable is not owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report or requires any Credit Party to qualify to do business in order to permit such Credit Party to seek judicial enforcement in such jurisdiction of payment of such Receivable, unless such Credit Party has filed such report or qualified to do business in such jurisdiction;
(o)    such Receivable is not the result of (i) a credit balance relating to a Receivable more than 90 days past the invoice date, (ii) work-in-progress, (iii) finance or service charges, or (iv) payments of interest;
(p)    such Receivable has not been written off the books of any Credit Party or otherwise designated as uncollectible by any Credit Party;
(q)    such Receivable is not subject to any reduction thereof, other than discounts and adjustments given in the ordinary course of business and deducted from such Receivable;
(r)    such Receivable is not a newly created Receivable resulting from the unpaid portion of a partially paid Receivable;
(s)    such Receivable is not subject to any third party’s rights (including Permitted Liens) which would be superior to the lien and rights of Administrative Agent created under the Credit Documents; and
(t)    such Receivable is not otherwise deemed ineligible by the Administrative Agent in its commercially reasonable credit judgment exercised in good faith in accordance with customary business practice, including such Receivable from any Account Debtor that does not have a satisfactory credit standing (as determined in the sole discretion of the Administrative Agent).

In the event that a Receivable which was previously an Eligible Receivable ceases to be an Eligible Receivable hereunder, the Borrower shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Asset Coverage Ratio Certificate. In determining the amount of an Eligible Receivable, the face amount of such Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances, payables or obligations to the Account Debtor (including any amount that any Credit Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)), (ii) all taxes, duties or other governmental charges included in such Receivable, and (iii) the aggregate amount of all cash received in respect of such Receivable but not yet applied by any Credit Party to reduce the amount of such Receivable.
“Fixed Assets” means, without duplication, all fixed assets owned by the Credit Parties.
“Inventory” means all of the Credit Parties’ inventory of sand and capital spare parts whether now owned or hereafter acquired.
“Investment Grade Account Debtor” means an Account Debtor with a long term or corporate credit rating of BBB- or better by S&P and Baa3 or better by Moody’s.
“Leverage Ratio Compliance Date” means the date, if any, the Administrative Agent first receives the Credit Parties’ financial statements and corresponding Compliance Certificate for any fiscal quarter ending on or after June 30, 2017 reflecting the Leverage Ratio to be less than or equal to 3.50 to 1.00.
“Q2 2017 Compliance Date” means the date, if any, the Administrative Agent receives the Credit Parties’ financial statements and corresponding Compliance Certificate for the fiscal quarter ending June 30, 2017 reflecting compliance with the financial covenants in Sections 6.16 and 6.17 for such fiscal quarter.
“Receivables” of any Person means, at any date of determination thereof, the unpaid portion of the obligation, as stated on the respective invoice or other writing of a customer of such Person in respect of goods sold or services rendered by such Person.
“Second Amendment Effective Date” means November 5, 2015.

(b)    The definition of “EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence at the end of such definition:
Notwithstanding the foregoing, for the purpose of calculating the Interest Coverage Ratio and the Leverage Ratio, (a) EBITDA for the four fiscal quarter period ending June 30, 2017 shall be deemed equal to the Borrower’s consolidated EBITDA for the fiscal quarter ending June 30, 2017 multiplied by 4, (b) EBITDA for the four fiscal quarter period ending September 30, 2017 shall be deemed equal to the Borrower’s consolidated EBITDA for the two fiscal quarter period ending on September 30, 2017 multiplied by 2, and (c) EBITDA for the four fiscal quarter period ending December 31, 2017 shall be deemed equal to Borrower’s consolidated EBITDA for the three fiscal quarter period then ending on December 31, 2017 multiplied by 4/3.
(c)    The definition of “Commitment” in Section 1.1 of the Credit Agreement is hereby amended by replacing the last sentence of such definition as follows:
The aggregate Commitment on the Second Amendment Effective Date is $100,000,000.
(d)    The definition of “Liquidity” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Liquidity” means, as of a date of determination, the sum of (a) the excess, if any, of the Commitments over the sum of the aggregate outstanding amount of all Revolving Advances and all Swing Line Advances plus the Letter of Credit Exposure minus any unused portion of the Commitments not available to be borrowed as a result of the application of Section 3.2(c) plus (b) readily and immediately available cash held in deposit accounts of any Credit Party (other than the Cash Collateral Account); provided that, such deposit accounts and the funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than a Lien in favor of the Administrative Agent pursuant to the Security Documents and Liens permitted by Section 6.2(j).
(e)    Section 2.15(a) of the Credit Agreement is hereby amended by replacing the first sentence of such clause as follows:
At any time prior to the Business Day immediately preceding the Scheduled Maturity Date, the Borrower may effectuate one or more increases in the aggregate Commitments (each such increase being a “Commitment Increase”), by designating either one or more of the existing Lenders (each of which, in its sole discretion, may determine whether and to what degree to participate in such Commitment Increase) or one or more other Eligible Assignees that at the time agree, in the case of any existing Lender, to increase its Commitment as such Lender shall so select (an “Increasing Lender”) and, in the case of any Eligible Assignee that is not an existing Lender (an “Additional Lender”), to become a party to this Agreement as a Lender;

provided, however, that (i) each such Commitment Increase shall be equal to at least $5,000,000, (ii) all Commitments and Advances provided pursuant to a Commitment Increase shall be available on the same terms as those applicable to the existing Commitments and Advances except as to upfront fees which may be as agreed to between the Borrower and such Increasing Lender or Additional Lender, as the case may be, (iii) the aggregate of all such Commitment Increases shall not exceed an amount equal to the sum of $50,000,000, (iv) such Commitment Increase shall not effect an increase in the aggregate Commitments if the Maturity Date has occurred, and (v) prior to the Q2 2017 Compliance Date, each such Commitment Increase shall require the prior written consent of the Majority Lenders.
(f)    Section 3.2 of the Credit Agreement is hereby amended by adding new clause (c) as follows:
(c) With respect to each Advance made or Letter of Credit issued, increased, renewed or extended, prior to the Q2 2017 Compliance Date, the Borrower shall have delivered an Asset Coverage Ratio Certificate dated as of the date of such Advance or the issuance, increase, renewal or extension of such Letter of Credit reflecting that the Asset Coverage Ratio as of such date is greater than 1.00 to 1.00 after giving effect to such Advance or issuance, increase, renewal or extension of such Letter of Credit.
(g)    Section 6.1(o)(ii) of the Credit Agreement is hereby amended by inserting “and the Q2 2017 Compliance Date shall have occurred” immediately after “Section 6.16 and 6.17”.
(h)    Section 6.3(k) of the Credit Agreement is hereby amended by inserting “and the Q2 2017 Compliance Date shall have occurred” immediately after “Section 6.16 and 6.17 after giving effect to such Investment”.
(i)    Section 6.4(e)(ii) of the Credit Agreement is hereby amended by inserting “and the Q2 2017 Compliance Date shall have occurred” immediately after “Section 6.16 and 6.17 after giving effect to such Acquisition as of the beginning of the period of four fiscal quarters most recently ended”.
(j)    Section 6.9 of the Credit Agreement is hereby amended by replacing such Section in its entirety as follows:
Section 6.9    Restricted Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries to make any Restricted Payments except that:
(a)    the Subsidiaries of the Borrower may make Restricted Payments to the Borrower or any other Credit Party that is a Subsidiary of the Borrower;

(b)    so long as no Event of Default shall have occurred and be continuing, repurchases of Equity Interests or payments in respect thereof not exceeding

$500,000 in the aggregate during any fiscal year to officers, employees, consultants or members of management of the General Partner, the Borrower or its Subsidiaries (or their respective estates, heirs, family members, spouses or former spouses) upon the termination, death or disability of such Person or in connection with the exercise of stock options or similar equity incentives pursuant to management incentive plans;

(c)    so long as (i) no Event of Default shall have occurred and be continuing and (ii) the Borrower and its Subsidiaries are in pro forma compliance with the financial covenants in Section 6.16 and 6.17 after giving effect to such payment, the Borrower may make cash distributions to the holders of its Equity Interests from “Operating Surplus” (as such term is defined in the Partnership Agreement) calculated on a cumulative basis from August 21, 2012 through the date of such distribution; and

(d)    so long as no Event of Default shall have occurred and be continuing, Augusta may make cash distributions to Hi-Crush Proppants Entities in respect of such Hi-Crush Proppants Entities’ shares of common Equity Interests of Augusta; provided that (i) the aggregate amount of such distributions in any fiscal year shall not exceed such Hi-Crush Proppants Entities’ ratable share of aggregate cash flow from operations of Augusta and (ii) each such distribution reflects such Hi-Crush Proppants Entities’ ratable share of a cash distribution made on a pro rata basis to all holders of Equity Interests of Augusta.

provided that, prior to the Q2 2017 Compliance Date, the aggregate amount of distributions made pursuant to clauses (c) and (d) above during any fiscal quarter shall not exceed an amount equal to 50% of Distributable Cash Flow for such fiscal quarter.

(k)    Section 6.16 of the Credit Agreement is hereby amended by replacing such Section in its entirety as follows:
Section 6.16    Leverage Ratio. Borrower shall not permit the Leverage Ratio (a) for the fiscal quarter ending September 30, 2015, to be more than 3.50 to 1.00, (b) for the fiscal quarter ending June 30, 2017, to be more than 5.00 to 1.00, (c) for the fiscal quarter ending September 30, 2017, to be more than 4.50 to 1.00, (d) for the fiscal quarter ending December 31, 2017, to be more than 4.00 to 1.00, and (e) for each fiscal quarter ending on or after March 31, 2018, to be more than 3.50 to 1.00.
(l)    Section 6.17 of the Credit Agreement is hereby amended by replacing such Section in its entirety as follows:
Section 6.17    Interest Coverage Ratio. Borrower shall not permit the Interest Coverage Ratio (a) for the fiscal quarter ending September 30, 2015, to be less than 2.50 to 1.00, and (b) for each fiscal quarter ending on or after June 30, 2017, to be less than 2.50 to 1.00.
(m)    Section 6.18 of the Credit Agreement is hereby amended by replacing such Section in its entirety as follows:
Section 6.18    Capital Expenditures.
(a)    During the period from the Second Amendment Effective Date through and including December 31, 2016, no Credit Party shall, nor shall it permit any of its Subsidiaries to, make Capital Expenditures (other than Maintenance Capital Expenditures or Capital Expenditures financed with Equity Issuance Proceeds or the proceeds of Debt) in an aggregate amount exceeding $28,000,000.
(b)    On and after January 1, 2017, if the Leverage Ratio as of the last day of the most recently ended fiscal quarter is greater than 3.00 to 1.00, then no Credit Party shall, nor shall it permit any of its Subsidiaries to, make Capital Expenditures (other than Maintenance Capital Expenditures or Capital Expenditures financed with Equity Issuance Proceeds or the proceeds of Debt) unless (a) after giving effect to such Capital Expenditures, Liquidity would be greater than or equal to $15,000,000 or (b) the Leverage Ratio, calculated on a pro forma basis after giving effect to such Capital Expenditures as of the beginning of the period of four fiscal quarters most recently ended, is less than 3.00 to 1.00.
(n)    Section 6.20 of the Credit Agreement is hereby amended by replacing such Section in its entirety as follows:
Section 6.20    Operating Leases. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any lease that constitutes an operating lease under GAAP if the obligations of a Credit Party or such Subsidiary as lessee under such lease would cause its lease payments (excluding payments for taxes, insurance, and other non-rental expenses to the extent not included within the stated amount of the rental payments under such lease) in respect of all such leases entered into by the Borrower and its Subsidiaries to exceed (a) $25,000,000 during the fiscal year of the Borrower ending December 31, 2015, (b) $30,000,000 during the fiscal year of the Borrower ending December 31, 2016, and (c) $35,000,000 during any fiscal year of the Borrower ending on or after December 31, 2017.
(o)    The Credit Agreement is hereby amended by inserting new Section 6.23 as follows:
Section 6.23    EBITDA. Commencing with the fiscal quarter ending December 31, 2015, Borrower shall not permit EBITDA (a) for the three month period ending December 31, 2015, to be less than $1,000,000, (b) for the six month period ending March 31, 2016, to be less than $2,000,000, (c) for the six month period ending June 30, 2016, to be less than $5,000,000, (d) for the six month period ending September 30, 2016, to be less than $8,000,000, (e) for the six month period ending December 31, 2016, to be less than $12,000,000, and (f) for the six month period ending March 31, 2017, to be less than $12,000,000.
(p)    The Credit Agreement is hereby amended by replacing Schedule I (Pricing Schedule) in its entirety with Schedule I attached hereto.
(q)    The Credit Agreement is hereby amended by replacing Schedule II (Commitments, Contact Information) in its entirety with Schedule II attached hereto.
(r)    The Credit Agreement is hereby amended by replacing Exhibit B (Form of Compliance Certificate) in its entirety with Exhibit B attached hereto.
(s)    The Credit Agreement is hereby amended by inserting new Exhibit I (Form of Asset Coverage Ratio Certificate) with Exhibit I attached hereto.
Section 2.    Decrease of the Commitments. As of the Amendment Effective Date (as defined below), the aggregate Commitments shall be decreased to $100,000,000. Upon the effectiveness of this Amendment pursuant to Section 4 below, each Lender’s Commitment shall be the Commitment set forth on Schedule II attached hereto. The commitment fees provided for in Section 2.6(a) of the Credit Agreement shall hereafter be computed on the basis of the aggregate Commitments as so decreased.
Section 3.    Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:
(a)    Documentation. The Administrative Agent shall have received the following, each in form and substance satisfactory to the Administrative Agent:
(i) this Amendment duly executed by the Borrower, the Administrative Agent and the Majority Lenders (calculated in accordance with the Commitments set forth on Schedule II attached hereto), and the Acknowledgement and Reaffirmation attached hereto duly executed by each of the Guarantors; and
(ii)    a Revolving Note payable to each Lender in the amount of such Lender’s Commitment, as amended hereby.
(b)    Prepayment of Revolving Advances. On the Amendment Effective Date, the Borrower shall have made the prepayment of the Revolving Advances, if any, required pursuant to Section 2.4(c)(i) of the Credit Agreement as a result of the reduction of the Commitments pursuant to this Amendment.
(c)    Payment of Fees. On the Amendment Effective Date, the Borrower shall have paid the fees set forth in the fee letter dated as of November 5, 2015 between the Borrower and the Administrative Agent and all reasonable and documented out-of-pocket costs and expenses which have been invoiced and are payable pursuant to Section 9.1 of the Credit Agreement.

Section 4.    Representations and Warranties. The Borrower hereby represents and warrants that after giving effect hereto:
(a)    the representations and warranties of the Credit Parties contained in the Credit Documents are true and correct in all material respects on and as of the date hereof, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain true and correct in all material respects as of such earlier date; and
(b)    no Default or Event of Default has occurred and is continuing.
Section 5.    Effect of Amendment.
(a)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Issuing Lender, the Swing Line Lender or the Administrative Agent under any of the Credit Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Credit Documents.
(b)    Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.
(c)    This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
(d)    Except as specifically modified above, the Credit Agreement and the other Credit Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
Section 6.    Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby, for itself and its successors and assigns, fully and without reserve, releases and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Amendment Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement, any other Credit Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). The Borrower, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 7 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.
Section 7.    Governing Law. THIS AMENDMENT SHALL BE DEEMED A CONTRACT UNDER, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
Section 8.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic means of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.
THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.
BORROWER:
HI-CRUSH PARTNERS LP

By: Hi-Crush GP LLC, its general partner

By: /s/ Laura Fulton
Name: Laura C. Fulton
Title: Chief Financial Officer

Signature Page to Second Amendment to Amended and Restated Credit Agreement
Hi-Crush Partners LP

ADMINISTRATIVE AGENT/LENDERS:
AMEGY BANK NATIONAL ASSOCIATION, in its capacity as Administrative Agent, Issuing Lender, Swing Line Lender, and a Lender
By: /s/ Authorized Person
Name:Authorized Person
Title: Authorized Officer

Signature Page to Second Amendment to Amended and Restated Credit Agreement
Hi-Crush Partners LP

BARCLAYS BANK PLC,
as a Lender

By: /s/ Authorized Person
Name:Authorized Person
Title: Authorized Officer

Signature Page to Second Amendment to Amended and Restated Credit Agreement
Hi-Crush Partners LP

MORGAN STANLEY BANK, N.A.,
as a Lender

By: /s/ Authorized Person
Name:Authorized Person
Title: Authorized Officer

Signature Page to Second Amendment to Amended and Restated Credit Agreement
Hi-Crush Partners LP

IBERIABANK,
as a Lender

By: /s/ Authorized Person
Name:Authorized Person
Title: Authorized Officer

Signature Page to Second Amendment to Amended and Restated Credit Agreement
Hi-Crush Partners LP

REGIONS BANK,
as a Lender

By: /s/ Authorized Person
Name:Authorized Person
Title: Authorized Officer

Signature Page to Second Amendment to Amended and Restated Credit Agreement
Hi-Crush Partners LP

UBS AG, STAMFORD BRANCH,
as a Lender

By: /s/ Authorized Person
Name:Authorized Person
Title: Authorized Officer

Signature Page to Second Amendment to Amended and Restated Credit Agreement
Hi-Crush Partners LP

ORIGIN BANK (f/k/a Community Trust Bank), as a
Lender

By: /s/ Authorized Person
Name:Authorized Person
Title: Authorized Officer

Signature Page to Second Amendment to Amended and Restated Credit Agreement
Hi-Crush Partners LP

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Authorized Person
Name:Authorized Person
Title: Authorized Officer

Signature Page to Second Amendment to Amended and Restated Credit Agreement
Hi-Crush Partners LP

ACKNOWLEDGMENT AND REAFFIRMATION

Each of the undersigned (each a “Guarantor” and collectively the “Guarantors”) hereby (a) acknowledges receipt of a copy of the foregoing Second Amendment dated as of November 5, 2015 (the “Amendment”) among Hi-Crush Partners, a Delaware limited partnership (the “Borrower”), the lenders party thereto, and Amegy Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”) and (b) ratifies, confirms, and acknowledges that its obligations under the Amended and Restated Guaranty Agreement dated as of April 28, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”; capitalized terms used herein and not specifically defined herein have the meaning provided in the Guaranty) are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations, as such Guaranteed Obligations may have been amended by the Amendment. Each Guarantor hereby acknowledges that its execution and delivery of this Acknowledgment and Reaffirmation do not indicate or establish an approval or consent requirement by the Guarantors in connection with the execution and delivery of amendments to the Credit Agreement or any of the other Credit Documents (as defined in the Credit Agreement referred to in the Guaranty).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby, for itself and its successors and assigns, fully and without reserve, releases and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the date hereof and are in any way directly or indirectly arising out of or in any way connected to any of this Acknowledgement and Reaffirmation, the Guaranty, the Amendment, the Credit Agreement, any other Credit Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Guarantor, by execution hereof, hereby acknowledges and agrees that the agreements in this paragraph are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.

This Acknowledgment and Reaffirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas without regard to conflicts of laws principles.

HI-CRUSH WYEVILLE LLC
HI-CRUSH CHAMBERS LLC
HI-CRUSH OPERATING LLC
HI-CRUSH RAILROAD LLC
D & I SILICA, LLC.
HI-CRUSH FINANCE CORP.
HI-CRUSH AUGUSTA ACQUISITION CO. LLC
HI-CRUSH AUGUSTA LLC
HI-CRUSH CANADA INC.

Each By: /s/ Laura Fulton
Name: Laura C. Fulton
Title: Chief Financial Officer

SCHEDULE I
Pricing Schedule
The Applicable Margin with respect to Commitment Fee, Revolving Advances, and Swing Line Advances (if applicable) shall be determined in accordance with the following Tables based on the Borrower’s Leverage Ratio as reflected in the Compliance Certificate delivered in connection with the Financial Statements most recently delivered pursuant to Section 5.2. Adjustments, if any, to such Applicable Margin shall be effective on the date the Administrative Agent receives the applicable Financial Statements and corresponding Compliance Certificate as required by the terms of this Agreement. If the Borrower fails to deliver the Financial Statements and corresponding Compliance Certificate to the Administrative Agent at the time required pursuant to Section 5.2, then effective as of the date such Financial Statements and Compliance Certificate were required to the delivered pursuant to Section 5.2, the Applicable Margin with respect to Commitment Fee, Revolving Advances, and Swing Line Advances (if applicable) shall be determined at Level IV and shall remain at such level until the date such Financial Statements and corresponding Compliance Certificate are so delivered by the Borrower. Notwithstanding the foregoing, the Applicable Margin with respect to Eurodollar Advances shall be 4.50%, the Applicable Margin with respect to Base Rate Advances shall be 3.50%, and the Applicable Margin with respect to Commitment Fees shall be 0.500%, in each case, until the occurrence of the Leverage Ratio Compliance Date. Notwithstanding anything to the contrary contained herein, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.7(c). For the avoidance of doubt, the levels on the pricing grid set forth below are set forth from highest (Level IV) to the lowest (Level I).

Applicable Margin	Leverage Ratio	Eurodollar Advances	Base Rate Advances	Commitment Fee
Level IV	Is equal to or greater than 3.00	3.50%	2.50%	0.500%
Level III	Is equal to or greater than 2.00 but less than 3.00	3.25%	2.25%	0.500%
Level II	Is equal to or greater than 1.00 but less than 2.00	2.75%	1.75%	0.500%
Level I	Is less than 1.00	2.25%	1.25%	0.375%

SCHEDULE II
Commitments, Contact Information

ADMINISTRATIVE AGENT/ISSUING LENDER/SWING LINE LENDER
Amegy Bank National Association
Address for Notices: 4400 Post Oak Parkway
         Houston, Texas 77027
Attn:          Special Processing: Dana Chargois
Telephone: (713) 232-6395
Facsimile: (713) 693-7467
Email:          special.processing@amegybank.com

With a copy to: 4400 Post Oak Parkway
         Houston, Texas 77027
Attn:          Wendy Schneider
Telephone: (713) 232-1564
Facsimile: (713) 693-7467
Email:          wendy.schneider@amegybank.com

With a copy to: 4400 Post Oak Parkway
         Houston, Texas 77027
Attn:          Brad Ellis
Telephone: (713) 232-1212
Facsimile: (713) 693-7467
Email:          Brad.Ellis@amegybank.com

CREDIT PARTIES
Borrower/Guarantors	Address for Notices: Three Riverway, Suite 1350 Houston, TX 77056 Attn: Laura C. Fulton Telephone: (713) 980-6200 Facsimile: (713) 980-6202

EXHIBIT B
Form of Compliance Certificate

See attached.

EXHIBIT I
Form of Asset Coverage Ratio Certificate

See attached.

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE
FOR THE PERIOD FROM , 201 TO , 201_
This certificate dated as of ______________, _______ is prepared pursuant to the Amended and Restated Credit Agreement dated as of April 28, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Hi-Crush Partners LP, a Delaware limited partnership (the "Borrower"), the lenders party thereto from time to time (the "Lenders"), and Amegy Bank National Association, as administrative agent for such Lenders (in such capacity, the "Administrative Agent"), as Issuing Lender and as Swing Line Lender. Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The undersigned, on behalf of the Borrower, and not individually, certifies:
(a)    that as of the date hereof, the attached Schedule A reflects the covenant calculations, for the periods covered by this certificate, of the Borrower's [(i) Leverage Ratio and (ii)  Interest Coverage Ratio]1 [EBITDA]2;
[(b)    that no Default or Event of Default has occurred or is continuing as of the date hereof; and]
[(b)    the following Default[s] or Event[s] of Default exist[s] as of the date hereof, and the actions set forth below are being taken to remedy such circumstances:
____________________________________; and]
(c)    that as of the date hereof, the following amounts and calculations included herein and in Schedule A, are true and correct in all material respects for the period set forth above:

1To be included only to the extent such covenants are required to be tested pursuant to Section 6.16 or Section 6.17 of the Credit Agreement, as applicable, for the period for which this certificate is being delivered.

2To be included only to the extent such covenant is required to be tested pursuant to Section 6.23 of the Credit Agreement for the period for which this certificate is being delivered.

Exhibit B - Form of Compliance Certificate

SCHEDULE A

I. Section 6.16 Leverage Ratio3. :

(a)    The consolidated Funded Debt of the
    Borrower as of the last day of such fiscal quarter        $

(b)    Borrower's consolidated EBITDA for such
four-fiscal quarter period then ended 456
(i) + [(ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) + (ix)
+ (x) + (xi) + (xii) + (xiii)] – (xiv)7 =             $

(i)    consolidated Net Income            $
(ii)    depletion, depreciation and amortization        $
(iii)    Interest Expense                $
(iv)    Income Tax Expense                $
(v)    letter of credit fees                $
(vi)    non-cash expenses8                $

(vii)	customary non-capitalized expenses to occur on or prior to the Effective Date[9] $
(viii)    customary non-capitalized expenses10        $

(ix)	any losses (or minus any gains) realized upon any disposition of property permitted under Section 6.8 outside the ordinary course of business $
(x)    non-recurring charges11                $
(xi)    exploration expenses12                $
(xii)    non-cash charges13                $
(xiii)    cash dividends or distributions14            $
(xiv)    non-cash income15                $

Leverage Ratio = (a) divided by (b)             ________________

Maximum Leverage Ratio                [3.50 to 1.00][5.00 to 1.00][4.50
to 1.00][4.00 to 1.00]16

Compliance                        Yes      No

Exhibit B - Form of Compliance Certificate

3 Calculated as of each fiscal quarter end, for the fiscal quarter ending on September 30, 2015 and for each fiscal quarter ending on or after June 30, 2017.

4 In accordance with the Credit Agreement, EBITDA shall be subject to pro forma adjustments for acquisitions and asset sales (including, without limitation, each Drop Down Acquisition) assuming that such transactions had occurred on the first day of the determination period.

5If the Canadian Sub’s EBITDA for such period exceeds an amount equal to 10% of Borrower’s consolidated EBITDA for such period, such excess shall be excluded from the calculation of the Borrower’s consolidated EBITDA for such period.

6 (a) EBITDA for the four fiscal quarter period ending June 30, 2017 shall be deemed equal to the Borrower’s consolidated EBITDA for the fiscal quarter ending June 30, 2017 multiplied by 4, (b) EBITDA for the four fiscal quarter period ending September 30, 2017 shall be deemed equal to the Borrower’s consolidated EBITDA for the two fiscal quarter period ending on September 30, 2017 multiplied by 2, and (c) EBITDA for the four fiscal quarter period ending December 31, 2017 shall be deemed equal to Borrower’s consolidated EBITDA for the three fiscal quarter period then ending on December 31, 2017 multiplied by 4/3.

7 Items (ii) - (xii) shall be included to the extent deducted in determining consolidated Net Income.

8Non-cash expenses shall only include non-cash expenses resulting from any employee benefit or management compensation plan or the grant of Equity Interests to employees of the Borrower or any of its Subsidiaries pursuant to a written plan or agreement.

9Customary non-capitalized expenses shall only include non-capitalized expenses incurred in connection with (x) any Equity Issuance on or prior to the Effective Date, (y) any Drop down Acquisition and (z) the transactions contemplated by the Credit Agreement, the Augusta Drop Down Documents and the Term Loan B Documents to occur on the Effective Date.

10Customary non-capitalized expenses shall only include customary non-capitalized expenses incurred in connection with any Investment permitted under Section 6.3(j), (k) or (l), any Acquisition permitted by Section 6.4, any incurrence of Debt permitted by Section 6.1 or any Equity Issuance (in each case, whether or not consummated) in an aggregate amount not to exceed $3,000,000 in any fiscal year.

11Non-recurring charges shall only include non-recurring charges with respect to relocation or severance arrangements between the Borrower or its Subsidiaries and their respective officers and employees in an aggregate amount not to exceed $2,000,000 in any fiscal year.

12Not to exceed $1,000,000 in the aggregate in any fiscal year.

13Non-cash charges shall only include non-cash charges resulting from extraordinary, non-recurring events or circumstances for such period.

14Cash dividends and distributions shall only include dividends or distributions received (or, in the case of the preferred units of Augusta, declared so long as such cash is received prior to delivery of the Financial Statements for such period in accordance with Section 5.2 of the Credit Agreement) by the Credit Parties from any Permitted Investments pursuant to Section 6.3(k) or (l).

15Non-cash income shall include (a) non-cash income resulting from extraordinary, non-recurring events or circumstances for such period and (b) all other non-cash items of income which were included in determining consolidated Net Income.

16Use (a) 3.50 to 1.00 for the fiscal quarter ending September 30, 2015, (b) 5.00 to 1.00 for the fiscal quarter ending June 30, 2017, (c) 4.50 to 1.00 for the fiscal quarter ending September 30, 2017, (d) 4.00 to 1.00 for the fiscal quarter ending December 31, 2017, and (e) 3.50 to 1.00 for each fiscal quarter ending on or after March 31, 2018.

Exhibit B - Form of Compliance Certificate

II. Section 6.17 Interest Coverage Ratio.17

(a)    Borrower's consolidated EBITDA (see I.(b) above) =         $

(b)    Borrower's consolidated Net Interest Expense for such
four-fiscal quarter period then ended
(i) – (ii) =                             $

(i)	Interest Expense $

(ii)	interest income $

Interest Coverage Ratio = (a) divided by (b) =     ________________

Minimum Interest Coverage Ratio            2.50 to 1.0018

Compliance                        Yes      No

17Calculated as of each fiscal quarter end, for the fiscal quarter ending on September 30, 2015 and for each fiscal quarter ending on or after June 30, 2017.

18Use (a) 2.50 to 1.00 for the fiscal quarter ending September 30, 2015, and (b) 2.50 to 1.00 for each fiscal quarter ending on or after June 30, 2017.

Exhibit B - Form of Compliance Certificate

III. Section 6.23 EBITDA.

(a)    Borrower's consolidated EBITDA for such applicable period being tested 192021
(i) + [(ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) + (ix)
+ (x) + (xi) + (xii) + (xiii)] – (xiv)22 =             $

(i)    consolidated Net Income            $
(ii)    depletion, depreciation and amortization        $
(iii)    Interest Expense                $
(iv)    Income Tax Expense                $
(v)    letter of credit fees                $
(vi)    non-cash expenses23                $

(vii)	customary non-capitalized expenses to occur on or prior to the Effective Date[24] $
(viii)    customary non-capitalized expenses25        $

(ix)	any losses (or minus any gains) realized upon any disposition of property permitted under Section 6.8 outside the ordinary course of business $
(x)    non-recurring charges26                $
(xi)    exploration expenses27                $
(xii)    non-cash charges28                $
(xiii)    cash dividends or distributions29            $
(xiv)    non-cash income30                $

Minimum EBITDA                    [$1,000,000] [$2,000,000]
[$5,000,000] [$8,000,000] [$12,000,000]31

Compliance                        Yes      No

19In accordance with the Credit Agreement, EBITDA shall be subject to pro forma adjustments for acquisitions and asset sales (including, without limitation, each Drop Down Acquisition) assuming that such transactions had occurred on the first day of the determination period.

20If the Canadian Sub’s EBITDA for such period exceeds an amount equal to 10% of Borrower’s consolidated EBITDA for such period, such excess shall be excluded from the calculation of the Borrower’s consolidated EBITDA for such period.

21Required to be tested pursuant to Section 6.23 of the Credit Agreement for the period for which this certificate is being delivered.

22Items (ii) - (xii) shall be included to the extent deducted in determining consolidated Net Income.

Exhibit B - Form of Compliance Certificate

23Non-cash expenses shall only include non-cash expenses resulting from any employee benefit or management compensation plan or the grant of Equity Interests to employees of the Borrower or any of its Subsidiaries pursuant to a written plan or agreement.

24Customary non-capitalized expenses shall only include non-capitalized expenses incurred in connection with (x) any Equity Issuance on or prior to the Effective Date, (y) any Drop down Acquisition and (z) the transactions contemplated by the Credit Agreement, the Augusta Drop Down Documents and the Term Loan B Documents to occur on the Effective Date.

25Customary non-capitalized expenses shall only include customary non-capitalized expenses incurred in connection with any Investment permitted under Section 6.3(j), (k) or (l), any Acquisition permitted by Section 6.4, any incurrence of Debt permitted by Section 6.1 or any Equity Issuance (in each case, whether or not consummated) in an aggregate amount not to exceed $3,000,000 in any fiscal year.

26Non-recurring charges shall only include non-recurring charges with respect to relocation or severance arrangements between the Borrower or its Subsidiaries and their respective officers and employees in an aggregate amount not to exceed $2,000,000 in any fiscal year.

27Not to exceed $1,000,000 in the aggregate in any fiscal year.

28Non-cash charges shall only include non-cash charges resulting from extraordinary, non-recurring events or circumstances for such period.

29Cash dividends and distributions shall only include dividends or distributions received (or, in the case of the preferred units of Augusta, declared so long as such cash is received prior to delivery of the Financial Statements for such period in accordance with Section 5.2 of the Credit Agreement) by the Credit Parties from any Permitted Investments pursuant to Section 6.3(k) or (l).

30Non-cash income shall include (a) non-cash income resulting from extraordinary, non-recurring events or circumstances for such period and (b) all other non-cash items of income which were included in determining consolidated Net Income.

    31Use (a) $1,000,000 for the three month period ending December 31, 2015, (b) $2,000,000 for the six month period ending March 31, 2016, (c) $5,000,000 for the six month period ending June 30, 2016, (d) $8,000,000 for the six month period ending September 30, 2016, (e) $12,000,000 for the six month period ending December 31, 2016 and (f) $12,000,000 for the six month period ending March 31, 2017.

Exhibit B - Form of Compliance Certificate

IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of _______________ ____, _______.

HI-CRUSH PARTNERS LP

By: Hi-Crush GP LLC, its general partner

By:________________________________
Name: ________________________________
Title: __________________________________

Exhibit B - Form of Compliance Certificate

EXHIBIT I
FORM OF ASSET COVERAGE RATIO CERTIFICATE
[date]
Amegy Bank National Association, as Administrative Agent
4400 Post Oak Parkway
Houston, Texas 77027
Attn: Brad Ellis
Telephone (713) 232-1212
Facsimile: (713) 693-7467

Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement dated as of April 28, 2014 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Hi-Crush Partners LP, a Delaware limited partnership (the "Borrower"), the lenders party thereto from time to time, and Amegy Bank National Association, as administrative agent (in such capacity, the "Administrative Agent"), as Issuing Lender and as Swing Line Lender. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Credit Agreement.
The Borrower hereby certifies that:
(a)    the amounts and calculations regarding the Asset Coverage Ratio set forth in (i) Section A on the attached Schedule A are true and correct as of the last date of the most recently ended calendar month, (ii) Section B on the attached Schedule A are true and correct as of the close of the immediately preceding Business Day, (iii) Section C on the attached Schedule A are true and correct as of the last date of the most recently ended calendar month, and (iv) Section D on the attached Schedule A are true and correct as of the date hereof;
(b)    the Receivables included in the Asset Coverage Ratio as calculated in Schedule A (i) conform to the representations and warranties in Article 4 of the Credit Agreement and the other Security Documents, to the extent such provisions are applicable to Receivables and (ii) are, otherwise, Eligible Receivables, as required under the Credit Agreement; and
(c)    the Inventory included in the Asset Coverage Ratio as calculated in Schedule A (i) consists of excavated sand, including work in progress, processed sand, and capital spare parts, (ii) is now owned by, and in the possession or under the control of, a Credit Party, (iii) is encumbered by an Acceptable Security Interest, and (iv) is, otherwise, Eligible Inventory, as required under the Credit Agreement.

Exhibit I - Form of Asset Coverage Ratio Certificate

Very truly yours,
HI-CRUSH PARTNERS LP

By: Hi-Crush GP LLC, its general partner

By: ___________________________________
Name: _________________________________
Title: __________________________________

Exhibit I - Form of Asset Coverage Ratio Certificate

SCHEDULE A
ASSET COVERAGE RATIO CALCULATION

As of [DATE]:
A.    NET BOOK VALUE OF FIXED ASSETS            $ ____________________

B.	ELIGIBLE RECEIVABLES
1.    Receivables1 of Credit Parties                    $ ____________________

minus

2.	(without duplication) the sum of Receivables which are:

a. Receivables to which a Credit Party does not have good and marketable title	$__________
b. not billed substantially in accordance with billing practices of such Credit Party in effect on the Effective Date or unpaid for more than 90 days from the date of the invoice	$__________
c.    (i)(A) not created in the ordinary course of business of any Credit Party from the performance by such Credit Party of services which have been fully and satisfactorily performed or (B) created in the ordinary course of business of any Credit Party from the performance by such Credit Party of services which have been fully and satisfactorily performed but such services are subject to progress billing or are contingent upon any further performance;

or

(ii)(A) not from the absolute sale on open account by any Credit Party of goods (1) in which such Credit Party had sole and complete ownership and (2) which have been shipped or delivered to the Account Debtor, evidencing which such Credit Party has possession of shipping or delivery receipts or (B) are from the absolute sale on open account by any Credit Party of goods (1) in which such Credit Party had sole and complete ownership and (2) which have been shipped or delivered to the Account Debtor, evidencing which such Credit Party has possession of shipping or delivery receipts but such goods were sold on consignment, on approval or on a "sale or return" basis by such Credit Party
$__________
d. not a legal, valid and binding payment obligation of the Account Debtor thereof enforceable in accordance with its terms and arises from an enforceable contract	$__________

Exhibit I - Form of Asset Coverage Ratio Certificate

e.    (i) due from an Account Debtor that the Credit Parties do not deem to be creditworthy

or

(ii) due from an Account Debtor that the Credit Parties deem to be creditworthy but is owed by an Account Debtor which has (A) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (B) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (C) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, federal or foreign bankruptcy laws, (D) has admitted in writing its inability to, or is generally unable to, pay its debts as they become due, (E) become insolvent, or (F) ceased operation of its business
$__________
f. due from an Account Debtor which is a Credit Party, an Affiliate of a Credit Party, or a director, officer or employee of a Credit Party or Affiliate of a Credit Party	$__________
g. evidenced by chattel paper, promissory note or other instrument (other than an invoice)	$__________
h. due from an Account Debtor that has at any time more than 20% of its aggregate Receivables owed to any Credit Party more than 90 days past the invoice date	$__________
i.    owed by an Account Debtor (other than any Investment Grade Account Debtor) to the extent that such Receivables, together with all other Receivables due from such Account Debtor, comprise more than 20% of the aggregate Eligible Receivables (provided, however, that the amount excluded pursuant to this section shall only be the amount by which such Receivables exceed the 20% threshold)
$__________
j.    (i)  owed by any Investment Grade Account Debtor, to the extent that such Receivables, together with all other Receivables due from such Investment Grade Account Debtor, comprise more than 50% of the aggregate Eligible Receivables (provided, however, that the amount excluded pursuant to this section shall only be the amount by which such Receivables exceed the 50%, as applicable, threshold); provided that such Investment Grade Account Debtor's long term or corporate credit rating has not been downgraded by either S&P or Moody's to a level lower than BBB-/Baa3 on or after the Effective Date and neither S&P or Moody's has ceased to provide a long term or corporate credit rating for such Investment Grade Account Debtor on or after the Effective Date;

or

(ii)  if any Investment Grade Account Debtor's long term or corporate credit rating has been downgraded by either S&P or Moody's to a level lower than BBB-/Baa3 on or after the Effective Date or S&P or Moody's have ceased to provide a credit rating for such Investment Grade Account Debtor on or after the Effective Date, owed by such Investment Grade Account Debtor that, to the extent that such Receivables, together with all other Receivables due from such Investment Grade Account Debtor, comprise more than 20% of the aggregate Eligible Receivables (provided, however, that the amount excluded pursuant to this section shall only be the amount by which such Receivables exceed the 20% threshold);
$__________

Exhibit I - Form of Asset Coverage Ratio Certificate

k.    (i) subject to any set-off, counterclaim, defense, allowance or adjustment

or

(ii) not subject to any set-off, counterclaim, defense, allowance or adjustment but there has been a dispute, objection or complaint by the Account Debtor concerning its liability for such Receivable or a claim for any such set-off, counterclaim, defense, allowance or adjustment by the Account Debtor thereof (provided, however, that the amount of any such Receivable subtracted pursuant to this clause (k)(ii) shall only be the amount of such set-off, counterclaim, allowance or adjustment or claimed set-off, counterclaim, allowance or adjustment)
$__________
l. not denominated in Dollars or due from an Account Debtor that is organized under laws other than the laws of the U.S. or any state of the U.S.	$__________
m.    (i) due from the United States government, or any department, agency, public corporation, or instrumentality thereof and the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.) and any other steps necessary to perfect the Lien of the Administrative Agent in such Receivable have not been complied with to the Administrative Agent's satisfaction
$__________
n.    owed by an Account Debtor located in any jurisdiction which requires filing of a "Notice of Business Activities Report" or other similar report or requires any Credit Party to qualify to do business in order to permit such Credit Party to seek judicial enforcement in such jurisdiction of payment of such Receivable and such Credit Party has not filed such report and is not qualified to do business in such jurisdiction
$__________
o. the result of (i) a credit balance relating to a Receivable more than 90 days past the invoice date, (ii) work-in-progress, (iii) finance or service charges, or (iv) payments of interest	$__________
p. written off the books of any Credit Party or otherwise designated as uncollectible by any Credit Party	$__________
q. subject to any reduction thereof, other than discounts and adjustments given in the ordinary course of business and deducted from such Receivable	$__________
r. a newly created Receivable resulting from the unpaid portion of a partially paid Receivable	$__________
s. subject to any third party's rights (including Permitted Liens) which would be superior to the lien and rights of Administrative Agent created under the Credit Documents
t.    otherwise deemed ineligible by the Administrative Agent in its commercially reasonable credit judgment exercised in good faith in accordance with customary business practice, including such Receivable from any Account Debtor that does not have a satisfactory credit standing (as determined in the sole discretion of the Administrative Agent)
$__________
TOTAL:	$__________

3.    Total Eligible Receivables = (1) – (2) =     $__________

Exhibit I - Form of Asset Coverage Ratio Certificate

C.	ELIGIBLE INVENTORY
1.    Inventory2 of the Credit Parties                $ ____________________

minus

2.    (without duplication) the sum of Inventory which is:

a. Inventory with respect to which a claim exists disputing the applicable Credit Party's title or right to possession	$__________
b. Obsolete or slow moving	$__________
c. returned, rejected, spoiled or damaged Inventory	$__________
d. Inventory that the Administrative Agent has reasonably determined to be unmarketable	$__________
e. Inventory that has been shipped or delivered to a customer on consignment, on a sale or return basis, or on the basis of any similar understanding	$__________
f. in transit	$__________
g. held for lease	$__________
h.    located on premises owned or operated by the customer that is to purchase such Inventory or located on premises leased by a Credit Party that is not subject to a landlord lien waiver or subordination reasonably acceptable to the Administrative Agent
$__________
i. not in good condition or does not comply with any Legal Requirement or the standards imposed by any Governmental Authority with respect to its manufacture, use, or sale	$__________
j. bill and hold goods or deferred shipment	$__________
k. evidenced by any negotiable or non-negotiable document of title	$__________
l. produced in violation of the Fair Labor Standards Act or that is subject to the "hot goods" provisions contained in Title 29 U.S.C. §215	$__________
m. subject to any agreement which would, in any material respect, restrict Administrative Agent's ability to sell or otherwise dispose of such Inventory	$__________
n. located in a jurisdiction outside the United States or in any territory or possession of the United States that has not adopted Article 9 of the Uniform Commercial Code	$__________
o. subject to any third party's rights (including Permitted Liens) which would be superior to the lien and rights of Administrative Agent created under the Credit Documents	$__________
p. Inventory that is subject to any Lien described on Schedule 6.2 of the Credit Agreement	$__________
TOTAL:	$__________

3.    Total Eligible Inventory = (1) – (2)            =    $__________

Exhibit I - Form of Asset Coverage Ratio Certificate

D.    FUNDED DEBT        $ ____________________

E. ASSET COVERAGE RATIO =
Asset Coverage Ratio = [A + B.3 + C.3] divided by D          ____________________

Minimum Asset Coverage Ratio                    1.00 to 1.00

Compliance                            Yes      No

1"Receivables" means, at any date of determination thereof, the unpaid portion of the obligation, as stated on the respective invoice or other writing of a customer of a Person in respect of goods sold or services rendered by such Person.

2"Inventory" means, at any date of determination thereof, all of the Credit Parties' inventory furnished or to be furnished under contracts for service or used or consumed in the Credit Parties' businesses consisting of excavated sand, including work in progress, processed sand, and capital spare parts.

Exhibit I - Form of Asset Coverage Ratio Certificate